2008 Annual
Stockholders Meeting

May 20, 2008

Financial Highlights

0.52

0.75

Diluted Earnings Per Share

4,548

6,690

Net Income

8,201

10,016

Income from Operations

      31,005

36,356

Gross Profit

$69,804

$80,285

Revenues

2006

2007

in thousands, except for per share
amounts

Rev (in millions)
90.0
80.0
70.0
60.0
50.0
40.0
30.0
20.0
10.0
-
12.0
39.4
13.5
43.2
14.5
48.6
15.8
54.0
19.0
61.3
2003
2004
2005
2006
2007
Laboratory Services
Product Sales

Revenue Growth

Compound average growth rate 12%

46.0%
44.0%
42.0%
40.0%
38.0%
36.0%
34.0%
38.8%
42.0%
43.0%
44.4%
45.3%
2003
2004
2005
2006
2007

Gross Margin

14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
2.6%
7.6%
8.8%
11.7%
12.5%
2003
2004
2005
2006
2007

Operating Margin

(in thousands)
12,000
10,000
8,000
6,000
4,000
2,000
-
1,321
4,303
5,524
8,201
10,016
2003
2004
2005
2006
2007

Operating Income

$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$-
$(0.10)
$(0.04)
$0.23
$0.40
$0.52
$0.75
2003
2004
2005
2006
2007

Diluted Earnings Per Share

(in thousands)
14,000
12,000
10,000
8,000
6,000
4,000
2,000
-
3,207
6,452
7,746
9,733
11,962
2003
2004
2005
2006
2007

Cash Flows

Financial Ratios

Period Ending:

12/31/2007

12/31/2006

12/31/2005

12/31/2004

12/31/2003

Current Ratio

197%

210%

196%

124%

111%

Quick Ratio

163%

156%

144%

83%

75%

Cash Ratio

19%

14%

15%

2%

5%

Pre-Tax Margin

12%

10%

7%

5%

-1%

Profit Margin

8%

7%

5%

3%

-1%

Pre-Tax ROE

17%

15%

9%

8%

-1%

After Tax ROE

12%

9%

7%

5%

-1%

Operating Expenses as a

Percent of Sales

32.8%

32.7%

34.3%

34.4%

36.2%

Liquidity Ratios

Profitability Ratios

MEDTOX Scientific, Inc.

Building For The Future!

Background

MEDTOX: Drug Testing Industry Leader

Late 1990’s:

Began developing Clinical Lab capabilities

Early 2000’s:

Introduced Clinical Trial Services

2007:

Continued Clinical Laboratory expansion

Drug testing vs Clinical (in MM's)
50
40
30
20
10
0
2004
2005
2006
2007
Drug testing
Clinical

MEDTOX Total Revenue

Areas of Clinical Expansion

Areas of Clinical Expansion

Regional Clinical Laboratory

Offering lab services for physician market

Accessible regional market = $200 MM+ revenue

Areas of laboratory specialty

Anatomic Pathology & Cytology

Microbiology

Molecular diagnostics

Comprehensive clinical chemistry

Hematology

Immunology

Areas of Clinical Expansion

Pain Management

70 MM+ Americans suffer from chronic pain

Management of pain is a growing industry

ToxAssure® Program: Pain Patient Monitoring

Targeted Market Segments

Pain clinics

Hospitals

Family practice

Other medical practices

Areas of Clinical Expansion

Clinical Trials Services

Current Areas of Focus

Bio-Analytical Services & Assay Development

Central Laboratory Services

New Opportunities – New Clinical Laboratory

Flow Cytometry

Anatomic Pathology/Cytology

Molecular Diagnostics/Pathology

Microbiology

Expanded Biomarkers

Shareholder Benefits

Exciting new revenue opportunities

Continued laboratory diversification

Less exposure to economic downturns

Platform to participate in new clinical areas

Expanded capabilities extend to multiple
markets

RCL scalable to new geographic markets

2008 Annual
Stockholders Meeting

May 20, 2008